Exhibit 99.1

Beneficient Closes $38 Million Liquidity Transaction with Customer

DALLAS, Aug. 02, 2023 (GLOBE NEWSWIRE) — Beneficient (NASDAQ: BENF) (together with its affiliates, “Ben” or the “Company”), a technology-enabled platform providing liquidity and related trust and custody services to holders of alternative assets, today announced that it has consummated the financing of a liquidity transaction for a customer with respect to multi-family real estate alternative assets with a net asset value (“NAV”) of approximately $38 million. Pursuant to the terms, Ben now holds a fiduciary loan with an initial principal balance of approximately $38 million to certain of the trusts of which its affiliate serves as trustee, which acquired alternative assets in exchange for 3,768,995 shares of Beneficient’s Series B-1 Resettable Convertible Preferred Stock at a price of $10.00 of NAV per share (the “Preferred Stock”).

Each share of Preferred Stock is convertible at the election of the holder into shares of Ben’s publicly traded Class A common stock (Nasdaq: BENF) based on an initial conversion price of $5.46 per share (the “Conversion Price”), subject to reset on certain dates based on a 5-day VWAP, adjustment and a floor price that is 50% of the initial Conversion Price.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors – mid-to-high net worth individuals and small-to-midsized institutions – with early liquidity exit solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential liquidity exit options within minutes, while customers can log on to the AltAccess® portal to digitize their alternative assets in order to explore early exit opportunities, receive proposals for liquidity in a secure online environment, engage custodial services for the digital alternative assets and receive data analytics to better inform investment decision making. Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

This press release does not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Preferred Stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This communication includes forward-looking statements as defined under U.S. federal securities laws. Forward-looking statements include all statements that are not historical statements of fact, including related to the issuance of the Preferred Stock and the closing of the transactions described herein, and statements regarding, but not limited to, our expectations, hopes, beliefs, intention, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investors:

investors@beneficient.com

Media:

Longacre Square Partners

Greg Marose / Dan Zacchei

beneficient@longacresquare.com